Exhibit 10.1

FIRST LOAN MODIFICATION

TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Loan Modification to Amended and Restated Loan and Security Agreement (this “Loan Modification Agreement”) is entered into as of July 25, 2014 (“First Loan Modification Effective Date”), by and among (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 14185 Dallas Parkway, Suite 760, Dallas TX 75254 (“Bank”), (ii) MAVENIR SYSTEMS, INC., a Delaware corporation (“Mavenir”), (iii) MAVENIR HOLDINGS, INC., a Delaware corporation (“Holdings”), (iv) MAVENIR SYSTEMS IP HOLDINGS, LLC, a Delaware limited liability company (“Mavenir IP”) each with offices located at 1700 International Parkway, Suite 200, Richardson, TX 75081, (v) MAVENIR SYSTEMS HOLDINGS LIMITED, a company registered under the laws of England and Wales under company number 05181808 whose registered office is at 76 Wallingford Road, Shillingford, Oxfordshire OX10 7EU, United Kingdom (“U.K. Holdings”), (vi) MAVENIR SYSTEMS UK LIMITED, a company registered under the laws of England and Wales under company number 04388973 whose registered office is at 76 Wallingford Road, Shillingford, Oxfordshire OX10 7EU, United Kingdom (“Mavenir U.K.” and together with U.K. Holdings, the “U.K. Borrower”), and (vii) MAVENIR SYSTEMS PTE LTD., a company incorporated under the laws of Singapore with registration number 200105057D and having its registered office located at 18 Mohamed Sultan Road, #03-01, Singapore 238967 (“Mavenir Singapore” or “Singapore Borrower”, and together with U.K. Holdings and Mavenir U.K., Mavenir, Holdings, and Mavenir IP, individually and collectively, jointly and severally, the “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 7, 2014, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement, dated as of March 7, 2014 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and by (x) the “Intellectual Property Collateral”, as such term is defined in (i) a certain Intellectual Property Security Agreement, dated as of October 18, 2012, as amended, by and between Mavenir and Bank, and (ii) a certain Intellectual Property Security Agreement, dated as of November 16, 2012, as amended, by and between Bank and Mavenir IP (collectively, the “IP Security Agreement”); (y) the U.K. Security Documents and the Singapore Security Documents and (z) the Australian Guaranty and the Canadian Guaranty (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Loan Agreement and the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its applicable alphabetical order:

“First Loan Modification Effective Date” is July 25, 2014.

“Liquidity”, is, as of any date of measurement, the sum of (i) Borrower’s unrestricted cash at Bank plus (ii) the unused Availability Amount.

2	The Loan Agreement shall be amended by deleting the following text appearing as clause (f) in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(f) (i) (X) unsecured Indebtedness of any Subsidiary owed to a Loan Party plus (Y) unsecured guarantee obligations of Borrower with respect to leases or commercial contacts of any other Borrower or any Subsidiary entered into in the ordinary course of business, in an aggregate amount for all such Indebtedness permitted pursuant to this clause (i), together with Investments permitted in connection with clause (d) of the definition of “Permitted Investments”, not to exceed Eight Million Dollars ($8,000,000.00) in the aggregate for any trailing three-month period, for reasonable operating expenses and capital expenditures of such Borrower or Subsidiaries incurred in the ordinary course of business, in amounts and in a manner consistent with past practices, (ii) Indebtedness of any Borrower owing to any other Borrower and (iii) Indebtedness of any Subsidiary (which is not a Loan Party) to any other Subsidiary (which is not a Loan Party);”

and inserting in lieu thereof the following:

“(f) (i) (X) unsecured Indebtedness of any Subsidiary owed to a Loan Party plus (Y) unsecured guarantee obligations of Borrower with respect to leases or commercial contacts of any other Borrower or any Subsidiary entered into in the ordinary course of business, in an aggregate amount for all such Indebtedness permitted pursuant to this clause (i), together with Investments permitted in connection with clause (d) of the definition of “Permitted Investments”, not to exceed Eight Million Dollars ($8,000,000.00) in the aggregate for any trailing three-month period, for reasonable operating expenses and capital expenditures of such Borrower or Subsidiaries incurred in the ordinary course of business, in amounts and in a manner consistent with past practices; provided, however, from and after July 23, 2014, in the event Borrower maintains Liquidity in an amount equal to or greater than Thirty Five Million Dollars ($35,000,000), the restrictions in this clause (i) shall not apply, (ii) Indebtedness of any Borrower owing to any other Borrower and (iii) Indebtedness of any Subsidiary (which is not a Loan Party) to any other Subsidiary (which is not a Loan Party);”

3	The Loan Agreement shall be amended by deleting the following text appearing as clause (d) in the definition of “Permitted Investments” in Section 13.1 thereof:

“(d) (i) Investments by a Loan Party in any Subsidiary, in an aggregate amount for all such Investments, together with Indebtedness permitted in connection with clause (f) of the definition of “Permitted Indebtedness”, not to exceed Eight Million Thousand Dollars ($8,000,000.00) in the aggregate for each trailing three-month period, for reasonable operating expenses and capital expenditures of such Borrower or Subsidiaries incurred in the ordinary course of business, in amounts and in a manner consistent with past practices, (ii) Investments by any Borrower in any other Borrower and (iii) Investments by any Subsidiary in any Loan Party;”

and inserting in lieu thereof the following:

“(d) (i) Investments by a Loan Party in any Subsidiary, in an aggregate amount for all such Investments, together with Indebtedness permitted in connection with clause (f) of the definition of “Permitted Indebtedness”, not to exceed Eight Million Thousand Dollars ($8,000,000.00) in the aggregate for each trailing three-month period, for reasonable operating expenses and capital expenditures of such Borrower or Subsidiaries incurred in the ordinary course of business, in amounts and in a manner consistent with past practices; provided, however, from and after July 23, 2014, in the event Borrower maintains Liquidity in an amount equal to or greater than Thirty Five Million Dollars ($35,000,000), the restrictions in this clause (i) shall not apply, (ii) Investments by any Borrower in any other Borrower and (iii) Investments by any Subsidiary in any Loan Party;”

4. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this Loan Modification Agreement and the Existing Loan Documents.

5. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement. Borrower and Bank acknowledge that, subsequent to the date of the IP Agreement, Borrower has made certain periodic disclosures regarding its intellectual property as may be required or permitted under the terms of the Loan Agreement (“IP Disclosures”). Notwithstanding anything to the contrary set forth in that certain Waiver Agreement dated July 23, 2014 signed by Borrower and Bank, Borrower and Bank agree that the omission from the schedules attached to the IP Agreement of any information contained in the IP Disclosures shall not constitute a default or an Event of Default; provided, however, that Borrower hereby ratifies, confirms and reaffirms its obligations under Section 6.10 of the Loan Agreement to execute such additional intellectual property security agreements and other documents and take such other actions as Bank shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the intellectual property and other rights described in Section 6.10(b)(i) and (ii), including, without limitation, any such intellectual property and other rights described in the IP Disclosures.

6. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7. PERFECTION CERTIFICATE. Borrower has previously delivered to Bank a Perfection Certificate dated as of March 4, 2014 (the “Perfection Certificate”). Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate and acknowledges, confirms and agrees that, other than may have been supplemented or augmented by disclosures by Borrower to Bank from time to time, the disclosures and information Borrower provided to Bank in the Perfection Certificate remain true and correct in all material respects as of the date hereof.

8. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

9. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

10. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

11. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

12. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to make the modifications pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

13. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14. JURISDICTION/VENUE. Section 11 of the Loan Agreement are hereby incorporate by reference in its entirety.

15. COUNTERSIGNATURE; CONDITIONS PRECEDENT. This Loan Modification Agreement shall become effective only upon execution of this Loan Modification Agreement by Borrower and Bank.

[The remainder of this page is intentionally left blank. Signature page follows.]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

MAVENIR SYSTEMS, INC.

By:	/s/ Terry Hungle
Name:	Terry Hungle
Title:	Chief Financial Officer

MAVENIR HOLDINGS, INC.

By	/s/ Terry Hungle
Name:	Terry Hungle
Title:	Chief Financial Officer

MAVENIR SYSTEMS IP HOLDINGS, LLC

By	/s/ Terry Hungle
Name:	Terry Hungle
Title:	Vice President

MAVENIR SYSTEMS HOLDINGS LIMITED

By	/s/ Terry Hungle
Name:	Terry Hungle
Title:	Director

MAVENIR SYSTEMS UK LTD.

By	/s/ Terry Hungle
Name:	Terry Hungle
Title:	Director

MAVENIR SYSTEMS PTE LTD.

By	/s/ Terry Hungle
Name:	Terry Hungle
Title:	Director

BANK:

SILICON VALLEY BANK

By	/s/ Jennifer Bentley
Name:	Jennifer Bentley
Title:	Vice President

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The undersigned (a) ratifies, confirms and reaffirms, all and singular, the terms and conditions of that certain Guaranty and Indemnity, dated as of February 13, 2013 in favor of Bank (the “Australian Guarantee”), (b) consents to the terms of the Loan Modification Agreement; and (c) acknowledges, confirms and agrees that: (i) the Australian Guarantee shall remain in full force and effect and shall in no way be limited by the execution of the Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith, and (ii) the Obligations under the Amended and Restated Loan and Security Agreement, shall continue to constitute Guaranteed Money (as such term is defined in the Australian Guarantee).

6821122

EXECUTED by MAVENIR SYSTEMS

AUSTRALIA PTY LTD in accordance

with section 127(1) of the Corporations Act

2001 (Cwlth) by authority of its directors:

/s/ Terry Hungle

Signature of director

Terry Hungle

Name of director (block letters)

	) ) ) ) ) ) ) ) ) ) )	/s/ Terry Hungle Signature of director Terry Hungle Name of director/ (block letters)

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